                                                                     Exhibit 2.1



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                                STONERIDGE, INC.

                                      AND

                                THE SHAREHOLDERS

                                       OF

                        HI-STAT MANUFACTURING CO., INC.



                         Dated:  As of December 7, 1998

                               TABLE OF CONTENTS

                                                                        Page No.

ARTICLE 1 DEFINITIONS.......................................................  1

ARTICLE 2 PURCHASE AND SALE OF SHARES.......................................  1

     2.1  Basic Transaction.................................................  1
     2.2  Purchase Price....................................................  2
     2.3  The Closing.......................................................  2
     2.4  Deliveries at the Closing.........................................  2

ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.........  3

     3.1  Representations and Warranties of Sellers.........................  3
     3.2  Representations and Warranties of Buyer...........................  4

ARTICLE 4 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.............  5

     4.1  Organization, Qualification, and Corporate Power..................  5
     4.2  Capitalization; Subsidiaries......................................  5
     4.3  Noncontravention..................................................  6
     4.4  Brokers' Fees.....................................................  6
     4.5  Financial Statements; Liabilities.................................  6
     4.6  Events Subsequent to Most Recent Fiscal Period End................  7
     4.7  Legal Compliance..................................................  8
     4.8  Tax Matters.......................................................  9
     4.9  Real Property..................................................... 10
     4.10 Title to Assets................................................... 11
     4.11 Intellectual Property............................................. 11
     4.12 Inventory......................................................... 11
     4.13 Contracts......................................................... 12
     4.14 Accounts and Notes Receivable..................................... 13
     4.15 Powers of Attorney................................................ 13
     4.16 Insurance......................................................... 13
     4.17 Material Litigation............................................... 13
     4.18 Employees......................................................... 14
     4.19 Employee Benefits................................................. 14
     4.20 Guaranties........................................................ 16
     4.21 Environmental, Health and Safety.................................. 16
     4.22 Certain Business Relationships with Company....................... 17
     4.23 Stock Records..................................................... 17

     4.24 Labor Relations................................................... 17
     4.25 Product Liability and Recalls; Product Warranty................... 17
     4.26 Customers......................................................... 18
     4.27 Seller and Seller Affiliated Party Claims......................... 18

ARTICLE 5   PRE-CLOSING COVENANTS........................................... 18

     5.1  General; Timing of Closing........................................ 18
     5.2  Notices and Consents.............................................. 18
     5.3  Operation of Business............................................. 19
     5.4  Preservation of Business.......................................... 19
     5.5  Full Access....................................................... 19
     5.6  Notice of Developments............................................ 20
     5.7  Exclusivity....................................................... 20
     5.8  Excluded Assets................................................... 20
     5.9  Updated Disclosure Schedule....................................... 20
     5.10 Employee Benefit Plans............................................ 22
     5.11 Compensation Arrangements; Extraordinary Payments................. 22
     5.12 Debt.............................................................. 22
     5.13 Audit Matters..................................................... 23
     5.14 Accounts Payable and Inventory.................................... 23

ARTICLE 6   POST-CLOSING COVENANTS.......................................... 23

     6.1  General........................................................... 23
     6.2  Litigation Support................................................ 23
     6.3  Transition........................................................ 23
     6.4  Indemnification................................................... 23

ARTICLE 7   CONDITIONS TO OBLIGATION TO CLOSE............................... 23

     7.1  Conditions to Obligation of Buyer................................. 23
     7.2  Conditions to Obligation of Sellers............................... 25

ARTICLE 8   INDEMNIFICATION................................................. 25

     8.1  Survival of Representations and Warranties........................ 26
     8.2  Indemnification Provisions for Benefit of Buyer................... 26
     8.3  Indemnification Provisions for Benefit of Sellers................. 27
     8.4  Exclusive Remedy.................................................. 27

ARTICLE 9   LIMITATIONS ON INDEMNIFICATION.................................. 28

     9.1  Term.............................................................. 28
     9.2  Indemnification Baskets........................................... 28
     9.3  Limited Recourse.................................................. 29

ARTICLE 10 COOPERATION................................................... 30

     10.1   Notice of Claims............................................. 30
     10.2   Right to Defense............................................. 30
     10.3   Determination of Adverse Consequences........................ 31

ARTICLE 11 DISPUTE RESOLUTION............................................ 31

     11.1   Exclusive Procedure for Dispute Resolution................... 31
     11.2   Negotiation Between Executives............................... 31
     11.3   Mediation.................................................... 32
     11.4   Litigation................................................... 32
     11.5   Provisional Remedies......................................... 32
     11.6   Tolling Statutes of Limitation............................... 32
     11.7   Performance to Continue...................................... 32

ARTICLE 12 TERMINATION................................................... 32

     12.1   Termination of Agreement..................................... 32
     12.2   Effect of Termination........................................ 33

ARTICLE 13 AGREEMENTS CONCERNING CERTAIN TAX MATTERS..................... 34

     13.1   Mutual Cooperation........................................... 34
     13.2   Section 338 Election......................................... 34
     13.3   Federal Income Tax Allocation of Purchase Price.............. 34
     13.4   Certain Tax Matters.......................................... 35

ARTICLE 14 MISCELLANEOUS................................................. 35

     14.1   Nature of Certain Obligations................................ 35
     14.2   Press Releases and Public Announcements...................... 35
     14.3   No Third-Party Beneficiaries................................. 36
     14.4   Entire Agreement............................................. 36
     14.5   Succession and Assignment.................................... 36
     14.6   Counterparts................................................. 36
     14.7   Headings..................................................... 36
     14.8   Notices...................................................... 36
     14.9   Governing Law; Consent to Jurisdiction....................... 38
     14.10  Amendments and Waivers....................................... 38
     14.11  Severability................................................. 38
     14.12  Expenses..................................................... 38
     14.13  Construction................................................. 38
     14.14  Incorporation of Exhibits and Schedules...................... 39

Exhibits
--------

Exhibit A       Defined Terms
Exhibit 7.1(f)  Closing Opinions of Sellers' Counsel
Exhibit 7.1(k)  Noncompetition Agreement
Exhibit 7.2(e)  Closing Opinion of Buyer's Counsel

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is entered into as of December 7, 1998, by and among Stoneridge, Inc., an Ohio corporation ("Buyer"), and the shareholders of Hi-Stat Manufacturing Co., Inc. who are identified on the signature page attached hereto (collectively "Sellers" and individually a "Seller"). Buyer and Sellers are sometimes referred to collectively herein as the "Parties."

                                    RECITALS

     A. Sellers own beneficially and of record all issued and outstanding shares of capital stock of Hi-Stat Manufacturing Co., Inc., a Florida corporation (the "Company").

     B. This Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, all of the issued and outstanding shares of capital stock of the Company (the "Shares") in return for the cash consideration and other obligations set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                   ARTICLE 1
                                  DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings ascribed thereto in Exhibit A attached hereto or as otherwise defined elsewhere in this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. As used in this Agreement, the word "including" shall mean including without limitation.


                                   ARTICLE 2
                          PURCHASE AND SALE OF SHARES

2.1.  Basic Transaction.  On and subject to the terms and conditions of this
      -----------------
Agreement, at the Closing Buyer agrees to purchase from each Seller, and each Seller agrees to sell, assign, transfer and deliver to Buyer, all of such Seller's shares of capital stock of the Company for the consideration specified in this Article 2.

     2.2.  Purchase Price.
           --------------

           (a) In consideration of the transfer of Shares and the other obligations set forth in this Agreement, Buyer shall deliver at the Closing the sum of Three Hundred Sixty Two Million Dollars ($362,000,000.00) less the amount of Net Company Debt as of the Closing Date and less the amount of the Update Adjustment (if any) determined pursuant to Section 5.9 (the "Purchase Price"), payable in cash by wire transfer of immediately available funds, which shall be disbursed to Sellers to such bank accounts as Sellers shall designate in writing to Buyer prior to the Closing, to be allocated among Sellers in proportion to their respective holdings of the Shares as set forth in Section 4.2 of the Disclosure Schedule.

           (b) For purposes of Section 2.2, the term "Net Company Debt" shall mean the amount of outstanding principal of, accrued and unpaid interest on, and any prepayment or similar fees that would be incurred by the immediate payment of, all indebtedness of the Company under the credit facilities listed on Schedule 2.2(b) of the Disclosure Schedule as existing as of the Closing Date (which amounts shall be set forth in a certificate of Sellers delivered to Buyer one business day prior to Closing), decreased by the amount of the Company's cash balances in all bank accounts and similar accounts as of the Closing Date. Such certificate of Sellers shall also confirm to Buyer that the Company has maintained its accounts payable and inventory through the Closing Date in the Ordinary Course of Business. At Buyer's request, at or prior to Closing Sellers shall cause the Company to provide Buyer with such information and documentation related thereto as Buyer shall reasonably request.

           (c) The Parties acknowledge that the Company may increase the Net Company Debt prior to Closing to pay certain transaction expenses related to this Agreement, and Sellers acknowledge that they shall be obligated to cause the Company to maintain its accounts payable and inventory in the Ordinary Course of Business through the Closing. Buyer acknowledges that it shall cause the Company to repay the credit facilities of the Company listed on Schedule 2.2(b) promptly following the Closing.

     2.3.  The Closing.  The closing of the transactions contemplated by this
           -----------
Agreement (the "Closing") shall take place at the offices of Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Sellers may mutually determine (the "Closing Date"); provided, the Closing Date shall be no later than March 31, 1999, subject to the obligation of the Parties set forth in Section 5.1 to use reasonable best efforts to cause the Closing to occur on or before December 31, 1998.

     2.4.  Deliveries at the Closing.  At the Closing, (a) Sellers will
           -------------------------
deliver to Buyer the various certificates, instruments, and documents referred to in Section 7.1, (b) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in Section 7.2, (c) each

Seller will deliver to Buyer stock certificates representing all of such Seller's Shares, endorsed in blank or accompanied by duly executed assignment documents, and (d) Buyer will deliver to each Seller the consideration specified in Section 2.2.

                                   ARTICLE 3
           REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

3.1.  Representations and Warranties of Sellers.  Each Seller represents and
      -----------------------------------------
warrants to Buyer that the statements contained in this Section 3.1 with respect to such Seller are true and correct as of the date of this Agreement and will be true and correct with respect to such Seller as of the Closing Date as though made again as of such date:

        (a)  Capacity and Authorization of Sellers.  Seller is either (i) a
             --------------------------------------
     natural person with the legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder, or (ii) a valid trust with the power and authority (trust and otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

        (b)  Noncontravention.  Neither the execution and the delivery of this
             ----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Seller is subject, or
     (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which Seller is a party or by which Seller is bound or to which any of Seller's assets is subject.
     Except for the filings required by the HSR Act, to the Knowledge of Sellers, Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        (c)  Brokers' Fees.  Except for the fees payable to Robert W. Baird &
             -------------
     Co. Incorporated ("Baird") listed on Schedule 3.1(c), which Sellers will cause the Company to pay on or before the Closing Date, neither Sellers nor the Company shall have any Liability or obligation to pay any finder's fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

        (d)  Shares.  Seller holds of record and owns beneficially the number
             ------
     of Shares set forth next to his, her or its name in Section 4.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands, and has full and unrestricted power to sell, assign, transfer and deliver such Shares. Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any capital stock of the Company (other than this Agreement). Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the capital stock of the Company.

     3.2.  Representations and Warranties of Buyer.  Buyer represents and
           ---------------------------------------
warrants to Sellers that the statements contained in this Section 3.2 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date as though made again as of such date.

           (a)  Organization of Buyer.  Buyer is a corporation duly
                ---------------------
     incorporated, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business in each jurisdiction in which Buyer owns or leases real property, maintains an office or has employees residing, except where the failure to be so qualified, separately or in the aggregate, would not have a material adverse effect on the business or financial condition of Buyer.

           (b)  Authorization of Transaction.  Buyer has full corporate power
                ----------------------------
     and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action of Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

           (c)  Noncontravention.  Neither the execution and delivery of this
                ----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its Governing Documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which Buyer is a party or by which it is bound or to which any of its assets is subject, except where such violations, conflicts or defaults would not separately or in the aggregate have a material adverse effect on the business or financial condition of Buyer, provided, however that no such violations, conflicts or defaults by Buyer will impose any Liability on Sellers. Except for the filings required by the HSR Act, to the knowledge of Buyer, Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except to the extent that the failure to obtain any such consent, approval or authorization, or to make any such filing, separately or in the aggregate, would not have a material adverse effect on the business or financial condition of Buyer, provided, however, that no such failure by Buyer will impose any Liability upon Sellers.

           (d)  Brokers' Fees.  Buyer shall be obligated for all fees payable
                -------------
     to its investment adviser, Donaldson, Lufkin & Jenrette, in connection with the transactions contemplated by this Agreement. Buyer has no Liability or obligation to pay any finder's fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

           (e)  Investment.  Buyer is acquiring the Shares solely for its own
                ----------
     account and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act.

           (f)  Financing.  Buyer has sufficient funds available, through firm
                ---------
     financing commitments or otherwise, to purchase the Shares pursuant to this Agreement without violating any solvency requirements currently applicable to Buyer. Buyer has previously supplied to Sellers its unaudited financial statements dated as of a date not later than September 30, 1998.


                                   ARTICLE 4
             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

     Each Seller represents and warrants to Buyer that the statements in this
Article 4 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date as though made again as of such date.

     4.1.  Organization, Qualification, and Corporate Power.  The Company is a
           ------------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the Company owns or leases real property, maintains an office or has employees residing. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use its properties owned and used. Section 4.1 of the disclosure schedule delivered by Sellers to Buyer on the date hereof, a copy of which is attached hereto and acknowledged by the Parties (the "Disclosure Schedule"), lists the directors and officers of the Company.

     4.2.  Capitalization; Subsidiaries.  The authorized capital stock of the
           ----------------------------
Company consists of 7,500 common shares, par value $1.00 per share, of which 300 common shares are issued and outstanding. All Shares are duly authorized, validly issued, fully paid and nonassessable, and are held of record and owned beneficially by Sellers as set forth in Section 4.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. The Company has no obligation of any kind to issue any additional equity securities to any Person. The Company does not have any Subsidiary (defined as a corporation of which the Company owns directly or indirectly more than 50% of the outstanding securities entitled generally to vote for the election of directors) and does not hold any material direct or indirect beneficial interest in any other corporation, partnership, joint venture or other entity or enterprise.

     4.3.  Noncontravention.  To the Knowledge of Sellers, neither the
           ----------------
execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject or any provision of the Governing Documents of the Company, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except for filings required by the HSR Act, to the Knowledge of Sellers, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.4.  Brokers' Fees.  Except for the fees payable to Baird which Sellers
           -------------
will cause the Company to pay on or before the Closing Date, the Company has no Liability or obligation to pay any finder's fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.5.  Financial Statements; Liabilities.  Attached hereto as Schedule 4.5
           ---------------------------------
of the Disclosure Schedule are the following financial statements of the Company (collectively the "Financial Statements"): (a) audited balance sheets and statements of income, statements of shareholders' interest and cash flow as of and for the fiscal years ended December 31, 1997, 1996, and 1995, and (b) unaudited balance sheets and related statements of income (the "Most Recent Financial Statements") as of and for each of the months through October 31, 1998 (the "Most Recent Fiscal Period End"). The Financial Statements (other than the Most Recent Financial Statements), including the notes thereto, have been prepared from and are in accordance with the Company's books and records and are in accordance with GAAP, and fairly present the financial condition of the Company as of the dates stated and the results of operations of the Company for such periods. The Most Recent Financial Statements have been prepared from and are in accordance with the Company's books and records in accordance with the Company's accounting policies and procedures consistently applied, which, except as set forth in Section 4.5 of the Disclosure Schedule, generally are in accordance with GAAP, and fairly present the financial condition of the Company as of the date stated and the results of operations of the Company for such period, except that the Most Recent Financial Statements contain estimates of certain accruals, lack footnotes and other presentation items, and are subject to normal year-end adjustments. All accounts payable of the Company have been incurred in the Ordinary Course of Business, except for accounts payable not incurred in the Ordinary Course of Business in an aggregate amount not to exceed $100,000. Except as set forth on Section 4.5 of the Disclosure Schedule, to the Knowledge of Sellers, the Company does not have any material liability or obligation of any nature except:

        (a) those set forth or reflected in the Most Recent Financial Statements that have not been paid or discharged since the date hereof;

        (b) those arising under agreements or other commitments described or identified on the Disclosure Schedule or in the Ordinary Course of Business;

        (c) those incurred since the dates of the Most Recent Financial Statements in the Ordinary Course of Business; and

        (d) those not required to be reflected on the financial statements of the Company under GAAP.

     4.6.  Events Subsequent to Most Recent Fiscal Period End.  Since the Most
           --------------------------------------------------
Recent Fiscal Period End, except (i) as set forth on Section 4.6 of the Disclosure Schedule, (ii) as permitted or contemplated by this Agreement, or
(iii) as consented by Buyer in writing, there has not been:

        (a) any material adverse change in the business or financial condition of the Company taken as a whole;

        (b) any transaction entered into or carried out by the Company other than in the Ordinary Course of Business;

        (c) any material borrowing or agreement to borrow funds by the Company, other than in the Ordinary Course of Business; any incurring by the Company of any other material obligation or liability (contingent or otherwise), except liabilities incurred in the Ordinary Course of Business; or any endorsement, assumption or guarantee of payment or performance of any material loan or obligation of any other Person by the Company;

        (d) any material change in the Company's method of doing business or any material change in its accounting principles or practices or its method of application of such principles or practices;

        (e) any material mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the properties or assets of the Company, other than in the Ordinary Course of Business;

        (f) any material lien, mortgage, security interest, pledge, hypothecation, charge or other encumbrance of the Company discharged or satisfied, or any obligation or liability (absolute or contingent) paid, other than in the Ordinary Course of Business and liabilities incurred and obligations under contracts entered into after the Most Recent Financial Statement, in the Ordinary Course of Business;

        (g) any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of, any of the material properties or assets of the Company, other than sales of inventory in the Ordinary Course of Business;

        (h)  any material loan or advance made by the Company to any Person;

        (i) any elimination of any material reserve established on the Company's books or any changing of the method of accrual unless there is any change of significant facts or circumstances pertaining to such reserve which would justify its elimination or change in method of accrual;

        (j) any increase in the base compensation or other payment to any director, officer or employee, whether now or hereafter payable or granted (other than payment of bonuses or increases in base compensation in the Ordinary Course of Business), or entry into or amendments of the terms of any employment or incentive agreement with any such person;

        (k) any issuance or sale of any equity securities of the Company, or any alteration of any terms of any outstanding equity securities of the Company; or

        (l) any declaration of, or any payment of, any dividend or distribution (whether in cash, stock or property or otherwise) in respect of any Shares, including, without limitation, any Subchapter S distribution or any similar distribution.

     4.7. Legal Compliance.
          ----------------

          (a) Set forth in Section 4.7(a) of the Disclosure Schedule is a list of all material governmental permits, variances, licenses, registrations, certificates and other governmental authorizations (the "Permits") held by the Company and used in the conduct of the Company's business. The Permits constitute all governmental permits, variances, licenses, registrations certificates and other governmental authorizations necessary for the Company to conduct its business as presently conducted, except where the failure to possess any such governmental permit, variance, license, registration, certificate or other governmental authorization would not have a material adverse effect on the business or financial condition of the Company.

         (b) To the Knowledge of Sellers, the Company is in compliance in all material respects with all applicable laws, statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder of federal, state, local and foreign courts or governmental authorities (and all agencies thereof) (collectively, the "Applicable Laws"), and the Company is not under investigation with respect thereto, nor has it been charged with or given notice of any material violation of, any of the Applicable Laws.

     4.8.  Tax Matters.  Except as set forth on Section 4.8 of the Disclosure
           -----------
     Schedule:

           (a) The Company has filed or caused to be filed all significant Tax Returns required to be filed with respect to the Company. All such Tax Returns at the time of filing complied with all applicable Tax laws in all material respects. All Taxes owed by the Company shown on any Tax Return have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is subject to taxation by that jurisdiction. There are no Security Interests on the assets of the Company that arose in connection with any failure or alleged failure to pay any Tax.

           (b) There is no dispute or claim concerning any Tax Liability of the Company (i) claimed or raised by any Taxing authority in writing, or (ii) as to which Sellers have Knowledge based upon personal contact with any agent of such authority. Section 4.8 of the Disclosure Schedule lists all federal, state, local and foreign Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995 and, with respect to Tax Returns for the fiscal period ended December 31, 1997, the amount of Taxes paid by the Company with respect thereto. Sellers have delivered to Buyer true and correct copies of all federal income Tax Returns filed with respect to the Company since December 31, 1995.

           (c) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (d) The Company is not a party to any Tax allocation or sharing agreement.

           (e) All federal income Tax Returns of the Company have been examined by the Internal Revenue Service or closed by applicable statute and satisfied for all periods to and including the fiscal year 1993, and any deficiencies asserted as a result of such examinations have been paid or finally settled. Except as set forth on Schedule 4.8, no audit of the Company's federal income Tax Return is currently pending.

           (f) Effective January 1, 1986, the Company made a valid election to be taxed as an S Corporation under Section 1362(a) of the Code, and such election has not been terminated under Section 1362(d) of the Code or otherwise. Since January 1, 1986, the Company has met all applicable requirements of the Code to maintain the Company's election to be taxed as an S Corporation thereunder.

     4.9.  Real Property.
           -------------

           (a)  Owned Real Property. Section 4.9(a) of the Disclosure Schedule
                -------------------
     lists all real property owned by the Company as of the date of this Agreement, and all real property that will be owned by the Company as of the Closing Date. With respect to each such parcel of owned real property, except as described in the Disclosure Schedule:

                (i) the Company has good, valid and marketable title in fee simple absolute to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions which do not materially and adversely impair the current use or occupancy of the subject property, and zoning and building restrictions;

               (ii) there are no pending or, to the Knowledge of Sellers, threatened condemnation proceedings, lawsuits or administrative actions relating to the property or similar matters materially and adversely affecting the current use or occupancy thereof;

              (iii) there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of the subject property; and

               (iv) there are no outstanding options or rights of first refusal to purchase the subject property, or any portion thereof or interest therein.

        (b)  Leased Real Property.  Section 4.9 (b) of the Disclosure
             --------------------
     Schedule lists all real property leased or subleased to or by the Company and the leases or subleases in respect thereof. Sellers have delivered to Buyer true and correct copies of the leases and subleases listed in Section 4.9(b) of the Disclosure Schedule. To the Knowledge of Sellers, each lease and sublease listed in Section 4.9(b) of the Disclosure Schedule is legal, valid, binding, enforceable and in full force and effect. With respect to each lease and sublease listed in Section 4.9(b) of the Disclosure Schedule, except as described in the Disclosure Schedule:

                (i) to the Knowledge of Sellers, no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, material modification or acceleration thereunder;

               (ii) no party to the lease or sublease has repudiated any material provision thereof, and there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and

              (iii) the Company has not assigned, transferred, conveyed, mortgaged or encumbered its interest in the leasehold or subleasehold.

     4.10.  Title to Assets.  Except as described in Section 4.10 of the
            ---------------
Disclosure Schedule, the Company has good title to, or a valid leasehold interest in, all material, tangible, personal property assets used regularly in the conduct of its business, including all fixtures, furniture, equipment, machinery and leasehold improvements (the "Fixed Assets"), subject to no material liens, mortgages, pledges, encumbrances or charges, except for such exceptions which are not material in character, amount or extent and do not materially detract from the value of or interfere with the use of the tangible assets subject thereto or affected thereby. Except as set forth in Section 4.10 of the Disclosure Schedule, no financing statement under the Uniform Commercial Code or similar law naming any Seller or the Company as debtor has been filed in any jurisdiction in respect of the Fixed Assets. Neither any Seller nor (to the Knowledge of Sellers) the Company is a party to or bound by any agreement or legal obligation authorizing any Person to file any such financing statements in respect of the Fixed Assets (other than agreements or obligations authorizing the filing of a financing statement by lessors as a precautionary matter with respect to true leases). All Fixed Assets are in good condition and repair, ordinary wear and tear excepted, except where the failure to be maintained in such good condition and repair would not have a material adverse effect on the business or financial condition of the Company.

     4.11.  Intellectual Property.  Section 4.11 of the Disclosure Schedule
            ---------------------
identifies each patent, trademark, trade name, copyright and application therefor owned or licensed by or to Company, and identifies each license, agreement or other permission which the Company has granted to any third party with respect to any of the foregoing. The Company owns (or possesses enforceable licenses or other rights to use) all material patents, trademarks, trade names, copyrights, inventions, formulas and processes necessary to the operation of its business as presently conducted and, to the Knowledge of Sellers, such present use does not conflict with the lawful rights of others in any material respect. No proceedings are pending or, to the Knowledge of Sellers, threatened which challenge the validity or the ownership by the Company to the patents, trademarks, trade names, copyrights and applications set forth in Section 4.11 of the Disclosure Schedule. To the Knowledge of Sellers, the manufacture and sale of Company's products does not result in a material infringement of any U.S. patent owned by a third party, and Sellers have no Knowledge of facts which would invalidate the patents disclosed in Section 4.11 of the Disclosure Schedule.

     4.12.  Inventory.  The inventory of supplies, raw materials, work-in-
            ---------
progress and finished goods as reflected in the balance sheet included in the Most Recent Financial Statements is valued at the lower of cost or market value on a basis consistent with past practices. Except as disclosed in Section 4.12 of the Disclosure Schedule, all such inventories are good and merchantable in the Ordinary Course of Business and of a quality and quantity generally presently usable (net of reserves established on the Company's books and records). To the Knowledge of Sellers, adequate reserves have been established on the Company's books of account with respect to obsolescent and slow moving inventory, and the Company's management also believes this to be the case.

     4.13.  Contracts.  Section 4.13 of the Disclosure Schedule lists the
            ---------
following contracts and other agreements (other than those of a type disclosed in another Section to the Disclosure Schedule) to which the Company is a party:

            (a) each sales agency, dealer, representative, distributorship or brokerage agreement or franchise;

            (b) each contract, agreement or commitment in respect of the sale of products or the performance of services, or for the purchase of inventories, equipment, raw materials, supplies, services or utilities which (i) involves payments or receipts by the Company of $250,000 or more and is not terminable by the Company at any time upon notice of 90 days or less, or (ii) is not to be fully performed within one year from the date of this Agreement;

            (c) any material agreement for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

            (d) each partnership, joint venture, joint operating or similar agreement;

            (e) indebtedness for borrowed money, or any capitalized lease obligation, in excess of $500,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (f)  any agreement concerning confidentiality or noncompetition;

            (g) any material agreement with any Seller or an Affiliate of any Seller;

            (h) any deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

            (i)  any collective bargaining agreement,

            (j) any agreement under which the Company has advanced or loaned money to directors, officers or employees outside the Ordinary Course of Business; and

            (k) any agreement restricting the right of the Company to do business anywhere in the world.

     Sellers have delivered to Buyer a true and correct copy of each written agreement listed in Section 4.13 of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to therein. With respect to each such agreement: (i) to the Knowledge of Sellers, no party thereto is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, material modification or acceleration, under the agreement; (ii) no party has repudiated any material provision of the agreement; and (iii) to the Knowledge of Sellers, the agreement is legally valid and binding against the parties thereto, except no representation or warranty is made as to the validity or binding effect of that certain understanding described on Section 4.13 of the Disclosure Schedule relating to the Patent Application Understanding.

      4.14.  Accounts and Notes Receivable.  All notes and accounts receivable
             -----------------------------
of the Company at the Most Recent Fiscal Period End represent sales actually made in the Ordinary

Course of Business and are properly reflected in the Most Recent Financial Statements. To the Knowledge of Sellers, adequate reserves have been established on the Company's books of account with respect to uncollectible notes and accounts receivable.

        4.15.  Powers of Attorney.  Except as set forth on Schedule 4.15,
               ------------------
there are no outstanding powers of attorney executed on behalf of Company.

        4.16.  Insurance.  To the Knowledge of Sellers, the Company is insured
               ---------
by financially sound and reputable insurers, unaffiliated with the Company, with respect to its properties and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law and as are adequate to protect the properties and business of the Company in accordance with normal industry standards. Section 4.16 of the Disclosure Schedule sets forth the following information with respect to each insurance policy to which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

               (a)  the name, address, and telephone number of the agent;

               (b) the name of the insurer, the name of the policyholder and the name (or group designation) of each covered insured; and

               (c)  the policy number and the period of coverage.

     With respect to each such insurance policy: (i) to the Knowledge of Sellers, neither the Company nor any other party thereto is in material breach or default (including with respect to the payment of premiums), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, material modification or acceleration, under the policy; and (ii) no party to the policy has repudiated any material provision thereof.

        4.17.  Material Litigation. Section 4.17 of the Disclosure Schedule sets
               -------------------
forth each instance in which the Company (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge of any court of competent jurisdiction (of other than general application), or (b) is a party or, to the Knowledge of Sellers, is threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in or before any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, seeking either (i) injunctive or similar relief, or (ii) damages in excess of $50,000. There is no claim, litigation, action, arbitration, suit, or judicial proceeding pending or, to the Knowledge of Sellers, threatened, nor any governmental investigation pending or to the Knowledge of Sellers threatened, against the Company, at law or equity, before any federal, state or local court or regulatory agency, or other governmental authority, which is reasonably likely to have a material adverse effect on the business or financial condition of the Company taken as a whole.

        4.18.  Employees.  Except as set forth in Section 4.18 of the Disclosure
               ---------
Schedule, to the Knowledge of Sellers, no executive, key employee or group of employees has any plans to terminate employment with the Company as a result of the Closing.

     4.19.  Employee Benefits.  Section 4.19 of the Disclosure Schedule lists
            -----------------
each Employee Benefit Plan that is or was at any time during the last five years maintained, administered or contributed to by the Company or any Affiliate. Solely for purposes of this Section 4.19, an "Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. With respect to each such Employee Benefit Plan:

           (a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) substantially complies in form and in operation with all applicable legal requirements, including ERISA and the Code and the terms of the plan documents;

           (b) All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan;

           (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is a "qualified plan" under Code Section 401(a), and all such contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan;

           (d) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan and which is a "qualified plan" under Code Section 401(a) equals or exceeds the present value of all vested and nonvested Liabilities thereunder;

           (e) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC;

           (f) To the Knowledge of Sellers, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan, and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or governmental investigation of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Sellers, threatened;

           (g) Neither the Company nor any Affiliate has incurred any Liability to the PBGC or otherwise under Title IV of ERISA (including any withdrawal Liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan;

           (h) Sellers have delivered to Buyer true and correct copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the three most recent Form 5500 Annual Reports, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan;

           (i) Full payment has been made of all amounts which the Company is required to have paid as benefits under any Employee Benefit Plan;

           (j) There is no liability in respect of post-retirement health and medical benefits for current or retired employees of the Company or any of its Affiliates and the Company has reserved its right to amend or terminate any Employee Benefit Plan providing health or medical benefits in respect of any employee or former employee of the Company under the terms of any such plan and descriptions thereof given to employees or former employees;

           (k) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to any Employee Benefit Plan which would materially increase the expense of maintaining such Employee Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended immediately prior to the Closing Date;

           (l) Except as set forth in Section 4.19 of the Disclosure Schedule, the execution, delivery and consummation of the transactions contemplated by this Agreement do not constitute a triggering event under any Employee Benefit Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company;

           (m) Neither the Company nor any of its Affiliates has any plan or commitment to create any additional Employee Benefit Plan or benefit arrangement that would affect any employee or former employee of the Company or any of its Affiliates; and

           (n) All Employee Benefit Plans are and remain fully terminable by the Company or its Affiliates at any time (subject only to the payment of benefits accrued to date of such plan termination).

     4.20.  Guaranties.  Except as set forth in Section 4.20 of the Disclosure
            ----------
Schedule, the Company is not a guarantor for any Liability or obligation (including indebtedness) of any other Person.

     4.21.  Environment, Health and Safety. Except as set forth in Section 4.21
            ------------------------------
of the Disclosure Schedule, to the Knowledge of Sellers and after Appropriate Inquiry (as defined below):

           (a) The Company has been, and currently is, in compliance in all material respects with all Environmental, Health and Safety Laws, and there is no contingent liability relating to any Environmental, Health and Safety Laws, except for any such noncompliance or liability that would not have a material adverse effect on the business or financial condition of the Company.

           (b) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or threatened against the Company alleging a failure to comply with Environmental, Health, and Safety Laws.

           (c) The Company has no liability (i) for damage to any site, location or body of water (surface or subsurface), or (ii) for any illness of or personal injury to any employee or other Person under any Environmental, Health and Safety Laws.

           (d) The Company has not performed, arranged for or allowed, by any method or procedure, the generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, pouring, emitting, discharging, releasing or disposing of Hazardous Substances or other waste in contravention of any Environmental, Health and Safety Laws or in a manner that would subject the Company or the Buyer to liability.

           (e) The Company has not received notice that it is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under the Comprehensive Environmental Response and Liability Act of 1980 ("CERCLA"), 42 U.S.C. (S) 9601 et seq., as amended,
                                                          -------
     the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901
     et seq., as amended, or any other applicable Environmental, Health and
     -------
     Safety Laws.

           (f) All properties, machinery, equipment and product used or produced in Company's business are free of asbestos, PCB's, dioxins, dibenzofurans and Hazardous Substances, except to the extent their presence is in substantial compliance with the Environmental, Health and Safety Laws.

Sellers have delivered to Buyer "phase I" reports prepared by McLaren/Hart, Inc. with respect to all material parcels of real property owned by the Company ("the Phase I Reports"). As used in this Section 4.21, the term "Appropriate Inquiry" means the request of Sellers to McLaren/Hart, Inc. to prepare the Phase I Reports, and the review thereof by Sellers.

     4.22.  Certain Business Relationships with Company.  Except as described in
            -------------------------------------------
Section 4.22 of the Disclosure Schedule, no Seller or its Affiliates has been involved in any material business arrangement or relationship with the Company within the past 12 months and no Seller or its Affiliates (other than the Company) owns any material asset, tangible or intangible, which is used in the business of Company.

     4.23.  Stock Records.  The stock certificate books and records of the
            -------------
Company accurately reflect all transactions in the capital stock of Company since its date of incorporation.

     4.24.  Labor Relations. . To the Knowledge of Sellers, (i) there is no
            ---------------
unfair labor practice complaint against the Company pending before any governmental authority, and (ii) there is no labor strike, dispute, slowdown or stoppage, or any union-organizing effort or campaign, pending against or involving the Company. The Company is not a party to a collective bargaining agreement and no union or collective bargaining unit represents any employees of the Company.

     4.25.  Product Liability and Recalls; Product Warranty. .
            -----------------------------------------------

           (a) Except as set forth on Section 4.25 of the Disclosure Schedule, there is no (i) claim, action, suit, inquiry or proceeding by or before any court or other governmental authority pending, or (ii) to the Knowledge of the Sellers, any such claim, action, suit, inquiry or proceeding or governmental investigation threatened, against the Company, relating to any product alleged to have been designed, manufactured or sold by the Company and alleged to have been defective or improperly designed or manufactured.

           (b) Except as set forth on Section 4.25 of the Disclosure Schedule, to the Knowledge of Sellers there is no pending or threatened government-mandated recall of any product sold by the Company.

           (c) To the Knowledge of Sellers, each product manufactured, sold, leased or delivered by the Company has been in material conformity with all contractual commitments and all express and implied warranties.

     4.26.  Customers. . Except as set forth in Section 4.26 of the Disclosure
            ---------
Schedule, to the Knowledge of Sellers none of General Motors, Ford or Chrysler has given notice to the Company that any material contracts or orders will be terminated or canceled prior to their expiration date.

     4.27.  Seller and Seller Affiliated Party Claims. .  As of the Closing
            -----------------------------------------
Date, no Seller will have and, to the Knowledge of Sellers, no Seller Affiliated Party will have, any claim, demand, cause of action or right, contractual or otherwise, known or unknown, at law or in equity, against the Company that arose prior to the Closing Date or on account of or arising out of any matter, cause or event occurring prior to the Closing Date, including rights to S Corporation distributions or rights to indemnification or reimbursement, whether pursuant to the Company's Governing Documents or otherwise, and whether or not relating to third party claims to the Knowledge of Sellers pending on, or asserted after, the Closing Date, other than (i) claims arising under, out of, or resulting from a Seller Affiliated Party's participation in an Employee Benefit Plan described in the Section 4.19 of the Disclosure Schedule, or (ii) payment of current salary and commissions and reimbursement of reasonable business expenses incurred through the Closing Date, to the extent incurred in the Ordinary Course of Business.


                                   ARTICLE 5
                             PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     5.1.  General; Timing of Closing.  Each of the Parties will use
           --------------------------
reasonable best efforts to take all action and to do all things necessary to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7). Each of the Parties will use reasonable best efforts to cause the satisfaction of all closing conditions set forth in Article 7 on or before December 31, 1998.

     5.2.  Notices and Consents.  Sellers will cause the Company to give any
           --------------------
notices to third parties and to use its reasonable best efforts to obtain any third party consents that Buyer reasonably may request or that are required pursuant to the terms of any material agreement or contract listed on the Disclosure Schedule. Each of the Parties will (and Sellers will cause the Company to) give any notices, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of, governments and governmental agencies in connection with the matters referred to in Section 3.1(b), Section 3.2(c) and Section 4.3. Without limiting the generality of the foregoing, each of the Parties will promptly make (and Sellers will cause the Company to promptly make) all required filings under the HSR Act, including a Notification and Report Form for Certain Mergers and Acquisitions (or any successor form) and any amendments thereto with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice in connection with the transactions contemplated by this Agreement as required by the anti-trust laws of the United States. In the event that a request for additional information is made of Buyer, Sellers or the Company pursuant to the HSR Act, Buyer or Sellers, as the case may be, shall use reasonable best efforts (and Sellers will cause the Company to use reasonable best efforts) to comply with such request as soon as practicable after receipt of such request.

     5.3.  Operation of Business.  Sellers will not cause or permit the
           ---------------------
Company to (i) change or amend the Company's articles of incorporation or bylaws, (ii) merge or consolidate with any other Person or acquire a material amount of assets of any other Person, or (iii) to engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business.

     5.4.  Preservation of Business.  Sellers will cause the Company to use
           ------------------------
reasonable best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees, and to conduct the business, operations, activities and practices only in the Ordinary Course of Business (except to the extent otherwise contemplated or permitted by this Agreement).

     5.5.  Full Access.   Upon not less than one business day's written notice
           -----------
received by Sellers, Sellers will cause the Company to permit representatives of Buyer to have reasonable access during normal business hours, but only in a manner so as not to interfere with the normal business operations of Company, to the premises, properties, personnel, books, records, contracts and documents of or pertaining to the Company, including those relating to the Company's S Corporation status, provided, however, that Buyer shall be required to be accompanied by Sellers or a representative of Sellers or the Company at all times upon the Company's premises. Buyer will comply with the terms and conditions of the confidentiality letter agreement between Buyer and the Company dated September 15, 1998 with respect to any Confidential Information (as defined therein) received from Sellers or the Company in the course of the reviews contemplated by this Section 5.5 and will not use any such Confidential Information except in connection with this Agreement or as permitted by such confidentiality letter agreement, and, if this Agreement is terminated for any reason whatsoever, Buyer will return to Sellers and the Company or destroy (and upon request certify such destruction in writing to Sellers and the Company) all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event of any conflict between the terms of this
Section 5.5 and such confidentiality letter agreement, the terms of such confidentiality letter agreement will be controlling.

     5.6.  Notice of Developments.  Sellers will give prompt written notice to
           ----------------------
Buyer of any development causing a material breach of any representations and warranties in Article 4. Each Party will give prompt written notice to the other of any development causing a breach of any of his, her or its representations and warranties in Article 3. No disclosure by a Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant, except to the extent included in the Updated Disclosure Schedule contemplated by Section 5.9 and accepted or deemed accepted by Buyer pursuant thereto.

     5.7.  Exclusivity.  None of Sellers will (and Sellers will not cause or
           -----------
permit the Company to) (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Company (including any acquisition structured as a merger, consolidation or share exchange), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers will not vote the Shares in favor of any such acquisition structured as a merger, consolidation or share exchange.

     5.8.  Excluded Assets.  Prior to the Closing, the Company shall sell to
           ---------------
one or more Sellers (or one or more newly organized business entities beneficially owned by one or more Sellers) for reasonable value the assets of the Company identified on Schedule 5.8 attached hereto (the "Excluded Assets"). As of the Closing, Sellers shall cause the appropriate transferee(s) of the Excluded Assets to assume all Liabilities related to the Excluded Assets other than those solely relating to use thereof by the Company (the "Assumed Liabilities").

     5.9.  Updated Disclosure Schedule.
           ---------------------------

           (a) Immediately prior to the Closing, Sellers shall prepare and deliver to Buyer an updated Disclosure Schedule (the "Updated Disclosure Schedule") that updates the information contained in the Disclosure Schedule as of the Closing Date. Buyer shall accept and acknowledge the Updated Disclosure Schedule as of the Closing, except as otherwise permitted by subsections (b) and (c) below. Upon such acceptance and acknowledgment by Buyer, for all purposes under this Agreement such Updated Disclosure Schedule shall be deemed to supersede and amend the original Disclosure Schedule dated as of the date of this Agreement.

           (b) If Buyer reasonably believes the Updated Disclosure Schedule reflects new or changed information which indicates a material adverse change in the business or financial condition of the Company taken as a whole, Buyer may elect to terminate this Agreement pursuant to Section 12.1(b).

           (c) If Buyer reasonably believes the Updated Disclosure Schedule does not reflect new or changed information which indicates a material adverse change in the business or financial condition of the Company taken as a whole, but does reasonably believe it contains new or changed information which significantly affects the appropriateness of the Purchase Price for the Shares, Buyer may object in writing to the new or changed information contained in the Updated Disclosure Schedule and request an adjustment to the Purchase Price based thereon. If Buyer so objects, the Closing shall be delayed and Buyer and Sellers in good faith immediately shall attempt to agree upon the amount, if any, by which the Purchase Price should be adjusted as a result of the new or changed information contained in the Updated Disclosure Schedule (the "Update Adjustment"). If Buyer and Sellers fail to reach agreement within ten (10) business days after Buyer's objection, then Buyer (on the one hand) and Sellers (on the other hand) shall each place in a separate sealed envelope a final proposal as to appropriate amount of the Update Adjustment, and the final determination thereof shall be submitted to arbitration in accordance with subsections
     (d) through (f).

           (d) Within five (5) business days after the period described in subsection (c), Buyer and Sellers shall agree upon and jointly appoint a single arbitrator who shall be by profession an independent certified public accountant familiar with manufacturing businesses in the State of Ohio (the "Arbitrator"). Neither Buyer nor Sellers shall consult with the Arbitrator as to their opinions of the appropriate amount of the Update Adjustment prior to such appointment, but as soon as practicable following the Arbitrator's appointment each of Buyer and Sellers shall submit to the Arbitrator a written position statement explaining their respective positions regarding the appropriate amount of an Update Adjustment. The determination of the Arbitrator shall be limited solely to whether Buyer's or Sellers' submitted determination of the Update Adjustment is closer to the appropriate amount of the Update Adjustment, as determined by the Arbitrator. The Arbitrator shall review the Company's books and records and other information, interview Company employees, and hold such hearings as the Arbitrator, in his or her sole discretion, determines to be necessary or appropriate in reaching such determination.

           (e) As promptly as reasonably possible, but in no event later than thirty (30) days following appointment, the Arbitrator shall reach a determination as to whether the Parties shall use Buyer's or Sellers' proposed Update Adjustment, and shall notify Buyer and Sellers of such determination in writing, it being understood and agreed that the Arbitrator must select either Buyer's or Sellers' proposed Update Adjustment as being the closer of the two to the Update Arbitrator's determination of the appropriate amount of the Update Adjustment. Within three (3) business days after notification of the Arbitrator's determination, assuming that each other condition to Closing has been satisfied, the Parties shall proceed to the Closing, the Updated Disclosure Schedule shall be deemed accepted by Buyer, and the Purchase Price shall be adjusted as determined by the Arbitrator.

           (f) The Arbitrator's decision with respect to the appropriate Update Adjustment shall be final, shall be binding upon Buyer and Sellers, and may be enforced by any Party by the filing of an action in any court of competent jurisdiction in the State of Ohio. If Buyer and Sellers fail to agree upon and appoint an Arbitrator, the appointment of the Arbitrator shall be made by the Presiding Judge of the Richland Common Pleas Court, or if he or she refuses to act, by any judge having jurisdiction over the Parties. The costs of arbitration shall be paid by the Party or Parties whose proposed Update Adjustment amount is not selected by the Arbitrator.

     5.10. Employee Benefit Plans.  Except (i) to the extent required by
           ----------------------
applicable law, or (ii) as contemplated or permitted by this Agreement, Sellers will cause the Company not to do or agree to do any of the following without the prior written consent of Buyer:

           (a) grant any material increase in compensation or benefits to any of employee, except in accordance with the provisions of any applicable program or plan adopted by the Company and set forth on the Disclosure Schedule; adopt or materially amend the terms of any severance or termination agreements, plans, programs, policies or procedures, with or for its employees; or materially effect any change in retirement or any other benefit plans, programs, policies, or procedures for any of its employees (unless such change is required by applicable law or as a condition to obtaining a favorable determination letter from the Internal Revenue Service with respect to an Employee Benefit Plan) that would increase the liabilities of Buyer hereunder, provided that Sellers shall consult with Buyer regarding matters relating to such changes in applicable law or maintaining the tax qualified status of such Employee Benefit Plans; and

           (b) except with respect to temporary employees in the ordinary course and automatic changes in wages and terms of employment consistent with any current contracts, enter into or materially modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to any of the Company's employees.

     5.11. Compensation Arrangements; Extraordinary Payments.   Except as
           -------------------------------------------------
otherwise contemplated or permitted by this Agreement or as set forth in
Schedule 5.11 of the Disclosure Schedule, (i) Sellers shall not cause the Company to enter into or materially modify any employee arrangements, grant bonuses, increase salaries or improve severance or termination pay, except in the Ordinary Course of Business, and (ii) Sellers shall not cause the Company to declare or pay any dividend or other similar distribution of any kind (whether in cash, shares, property or a combination thereof).

     5.12. Debt.  Sellers will not cause the Company (i) to incur any
           ----
indebtedness for borrowed money in addition to indebtedness outstanding on the date of this Agreement, except in the Ordinary Course of Business or as otherwise contemplated or permitted by this Agreement, (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except in the Ordinary Course of Business.

     5.13. Audit Matters.  In the event the Closing does not occur prior to
           -------------
December 31, 1998, Sellers will cause the Company to reasonably cooperate with Buyer in the conduct of the audit of the Company's financial statements for the fiscal year ended December 31, 1998, and will permit Buyer's representatives to participate in such audit and in the material decisions related thereto.
Without limitation, upon written request Sellers will cause the Company to engage the independent accountants requested by Buyer to conduct such audit of the Company's financial statements on behalf of the Company. If for any reason the Closing does not occur and this Agreement is terminated, upon written request and provision of reasonable documentation relating thereto Buyer will promptly reimburse the Company for the excess costs incurred by the Company in engaging independent accountants selected by Buyer instead of the independent accountants the Company otherwise would have engaged to conduct the audit in the Ordinary Course of Business.

     5.14. Accounts Payable and Inventory.   Prior to the Closing, Sellers shall
           ------------------------------
cause the Company to maintain its accounts payable and inventory in the Ordinary Course of Business such that, as of the Closing, the accounts payable and inventory of the Company shall have been maintained at levels in the Ordinary Course of Business.

                                   ARTICLE 6
                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the Closing.

     6.1.  General.  If at any time after the Closing any further action is
           -------
necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 8). Sellers acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements and financial data relating to the Company, provided, however, that after Closing upon request Buyer shall cause the Company to provide Sellers with true, complete and correct copies of any of the foregoing at Company's sole expense for any proper purpose (including preparation of Tax Returns and responding to any audits by Taxing authorities).

     6.2.  Litigation Support.  If and for so long as any Party is actively
           ------------------
contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with such Party and such Party's counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 8).

     6.3.  Transition.  No Seller will take any action designed or intended to
           ----------
have the effect of discouraging any material customer, supplier or other business associate of the Company from maintaining substantially the same business relationship with the Company after the Closing as it maintained prior to the Closing.

     6.4.  Indemnification.   Buyer shall cause the Company to keep in effect
           ---------------
provisions in its articles of incorporation and bylaws with respect to indemnification no less favorable to directors and officers than those contained therein on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of at least six years from the Closing in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing were directors or officers of the Company in respect of actions or omissions at or prior to the Closing (including the transactions contemplated by this Agreement), except as required by applicable law or except to make changes permitted by law that would not materially diminish such rights of indemnification.


                                   ARTICLE 7
                       CONDITIONS TO OBLIGATION TO CLOSE

     7.1.  Conditions to Obligation of Buyer.  The obligation of Buyer to
           ---------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (a)  the representations and warranties set forth in Section 3.1 and
     Article 4 shall be true and correct in all material respects at and as of the Closing Date;

           (b) Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

           (c) no action, suit, or proceeding shall be pending or, to the Knowledge of Sellers, threatened in writing within six months prior to the Closing, before any federal or state court wherein an unfavorable injunction, judgment, order, decree, ruling or charge has been or is about to be issued (i) preventing consummation of the transactions contemplated by this Agreement, or (ii) causing the transactions contemplated by this Agreement to be rescinded following consummation;

           (d) there shall not have been any material adverse change in the business, operations, assets or financial position of the Company since the date of this Agreement;

           (e) Sellers shall have delivered to Buyer a certificate to the effect that each of the conditions specified in Section 7.1(a)-(d) is satisfied in all material respects;

           (f) Buyer shall have received from counsel to Sellers and the Company closing legal opinions in substantially the form of Exhibits 7.1(f)(1), 7.1(f)(2) and 7.1(f)(3), addressed to Buyer and dated as of the Closing Date;

           (g) all appropriate HSR Act filings shall have been made and any applicable waiting period (and extensions thereof) under the HSR Act shall have expired or terminated;

           (h) each of the directors, and each of the officers (specified by Buyer) of the Company shall have tendered their resignations effective as of the Closing Date;

           (i) Sellers shall have delivered to Buyer the Updated Disclosure Schedule, which Updated Disclosure Schedule shall have been accepted or deemed accepted by Buyer pursuant to Section 5.9;

           (j) Sellers shall have delivered to Buyer good standing certificates issued by the Secretary of State of each jurisdiction in which the Company owns or leases real property or maintains an office, and the corporate minute books and stock transfer records of the Company;

           (k) each of Charles J. Hire, Hanford R. Williams and Raymond G. Antos shall have executed and delivered to Buyer the Non-Competition Agreement in substantially the form attached hereto as Exhibit 7.1(k); and

           (l) all other material governmental approvals or consents, if any, required by Applicable Law, and all applicable third party consents, if any, required under any material contract to which the Company is a party identified on the Disclosure Schedule, for the consummation of the transactions contemplated by this Agreement, shall have been received, satisfied or waived.

Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

     7.2.  Conditions to Obligation of Sellers.  The obligation of Sellers to
           -----------------------------------
consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

           (a) the representations and warranties set forth in Section 3.2 shall be true and correct in all material respects at and as of the Closing Date;

           (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

           (c) no action, suit, or proceeding shall be pending before any federal or state court wherein an unfavorable injunction, judgment, order, decree, ruling or charge has been or is likely to be issued (i) preventing consummation of the transactions contemplated by this Agreement, or (ii) causing any of the transactions contemplated by this Agreement to be rescinded following consummation;

           (d) Buyer shall have delivered to Sellers a certificate executed by a senior executive officer of Buyer to the effect that each of the conditions specified in Section 7.2(a)-(c) is satisfied in all material respects;

           (e) Sellers shall have received from counsel to Buyer a closing legal opinion in substantially the form of Exhibit 7.2(e), addressed to Sellers and dated as of the Closing Date; and

           (f) all appropriate HSR Act filings shall have been made and any applicable waiting period (and extensions thereof) under the HSR Act shall have expired or terminated.

Sellers may waive any condition specified in this Section 7.2 if they execute a writing so stating at or prior to the Closing.


                                   ARTICLE 8
                                INDEMNIFICATION

     8.1.  Survival of Representations and Warranties.  Subject to Article 9
           ------------------------------------------
of this Agreement, all covenants, agreements, representations and warranties made by Sellers and Buyer pursuant to this Agreement shall be deemed to have survived the Closing and shall remain effective, subject to the provisions of
Section 9.1.

     8.2.  Indemnification Provisions for Benefit of Buyer.  Subject to
           -----------------------------------------------
Article 9, following the Closing Sellers shall indemnify and save and hold Buyer harmless from and against any Adverse Consequences suffered or incurred by Buyer arising out of or resulting from:

           (a) the inaccuracy or alleged inaccuracy in any representation or the breach or alleged inaccuracy of any warranty made by Sellers in this Agreement;

           (b) the failure of any Seller duly to perform or observe any covenant or agreement in this Agreement required on the part of such Seller to be performed or observed prior to, at or after the Closing Date;

           (c) the failure of the Company to timely pay any federal, state or local income taxes related to or arising out of the period from January 1, 1986 through the Closing Date;

           (d) any claim asserted or made by any Person against the Company or Buyer in respect of the Assumed Liabilities; and

           (e) any claim made by any Seller or any Seller Affiliated Party against the Company described in Section 4.27, other than those items excepted therefrom,

provided that Buyer shall not be entitled to be indemnified or held harmless under this Section 8.2 on account of any Tax liability resulting from adjustment of the income or deductions of the Company to the extent that such adjustments merely postpone to a later period the Tax benefit of such adjusted items.

     8.3.  Indemnification Provisions for Benefit of Sellers.  Following the
           -------------------------------------------------
Closing, Buyer shall indemnify and save and hold harmless each of Sellers from and against any Adverse Consequences suffered or incurred by any one or more of them arising out of or resulting from:

           (a) the inaccuracy or alleged inaccuracy in any representation or the breach or alleged breach of any warranty made by Buyer in this Agreement;

           (b) the failure of Buyer duly to perform or observe any covenant or agreement in this Agreement required on the part of Buyer to be performed or observed prior to, at or after the Closing Date; and

           (c) the failure of the Company to timely pay any federal, state or local income taxes after the Closing Date;

provided that Sellers shall not be entitled to be indemnified or held harmless under this Section 8.3 on account of any Tax liability resulting from adjustment of the income or deductions of the Company to the extent that such adjustments merely postpone to a later period the Tax benefit of such adjusted items.

     8.4.  Exclusive Remedy.  After the Closing occurs, Article 8, as limited
           ----------------
by the provisions of Article 9, shall provide the sole and exclusive remedy for any and all Adverse Consequences sustained or incurred by a Party in connection with the transactions contemplated by this Agreement, except that the Parties shall continue to have rights and/or remedies which may arise as a result of failure to perform or observe the covenants contained in Article 6, and absent fraud or willful misconduct on the part of the Party or Parties against whom damages are sought.


                                   ARTICLE 9
                         LIMITATIONS ON INDEMNIFICATION

9.1.  Term.
      ----

           (a) Any rights of Buyer to indemnification under this Agreement (including under Section 8.2) shall apply only to those claims written notice of which shall have been delivered by Buyer to Sellers on or before March 31, 2000.

           (b) Any rights of any Seller to indemnification under this Agreement (including under Section 8.3) shall apply only to those claims written notice of which shall have been delivered by Sellers to Buyer on or before March 31, 2000.

           (c) Notwithstanding anything in this Article 9 to the contrary, (ii) the representations and warranties of Sellers contained in Section 4.8 shall survive until the date which is 36 months following the Closing Date,
     (ii) the representations and warranties of Sellers contained in Section 3.1(d) shall survive indefinitely, and (iii) the covenants of the Parties shall survive according to their respective terms. As set forth in Section 9.2(e), the rights of Buyer to be indemnified in respect of Assumed Liabilities shall survive indefinitely.

     9.2.  Indemnification Baskets.
           -----------------------

           (a) Other than those rights of Buyer to indemnification under this Agreement relating to (i) claims relating to or arising out of inaccuracies or alleged inaccuracies, or breaches or alleged breaches, of Sellers' representations and warranties in Section 4.27 and made pursuant to Section 8.2(e), which shall be subject to application of the Seller Claims Basket in Section 9.2(c), (ii) claims relating to or arising out of inaccuracies or alleged inaccuracies, or breaches or alleged breaches, of Sellers' representations, warranties and covenants relating to Taxes in this Agreement, including Buyer's rights to indemnification pursuant to Section 8.2(c), all of which shall be subject to application of the Tax Basket in
     Section 9.2(b), or (iii) claims asserted or made by any Person against the Company or Buyer in respect of the Assumed Liabilities, all of which shall be subject to the provisions of this Section 9.2, any right of Buyer to indemnification under this Agreement shall not apply to any claim until the aggregate of all such claims which have become final totals $3,000,000 (the "General Basket"), in which event such indemnity shall apply to all such claims which become final, but only to the extent of the amount in excess of the General Basket.

            (b) Any right of Buyer to indemnification under this Agreement (including Section 8.2) relating to or arising out of inaccuracies or alleged inaccuracies, or breaches or alleged breaches, of Sellers' representations, warranties and covenants relating to Taxes, including Buyer's rights to indemnification pursuant to Section 8.2(c), shall not apply to any claim until the aggregate of all such claims which have become final totals $1,000,000 (the "Tax Basket"), in which event such indemnity shall apply to all such claims which become final, but only to the extent of the amount in excess of the Tax Basket.

           (c) Any right of Buyer to indemnification under Section 8.2(e) or relating to or arising out of inaccuracies or alleged inaccuracies, or breaches or alleged breaches, of Seller's representations and warranties in
     Section 4.27 shall not apply to any claims made thereunder until the aggregate of all such claims which have become final totals $50,000 (the "Seller Claims Basket"), in which event such indemnity shall apply to all such claims which become final, but only to the extent of the amount in excess of the Seller Claims Basket.

           (d) In the event claims for indemnification are made by Buyer under this Agreement that are subject to the Tax Basket in Section 9.2(b), that portion of the Tax Basket actually used to limit Sellers' payment obligations under this Agreement shall reduce the amount of the General Basket on a dollar for dollar basis. In the event claims for indemnification are made by Buyer under this Agreement which are subject to the Seller Claims Basket under Section 9.2(c), that portion of the Seller Claims Basket actually used to limit Sellers' payment obligations under this Agreement shall reduce the amount of the General Basket on a dollar for dollar basis. By way of example, and solely for the purposes of illustration, in the event Buyer presents a timely claim for indemnification under this Agreement in the amount of $1,500,000 based upon an inaccuracy of Sellers' representations and warranties relating to Taxes under Section 4.8 and such claim becomes final hereunder, Sellers shall be obligated to indemnify Buyer in the amount of $500,000, and the amount of the General Basket available for application against other claims of Buyer for indemnification pursuant to Section 9.2(a) shall be reduced from $3,000,000 to $2,000,000. If aggregate claims against Sellers subject to
     Section 9.1(a) which become final exceed the amount of the General Basket, the Tax Basket and the Seller Claims Basket shall be eliminated, it being understood that the collective value of the General Basket, the Tax Basket and the Seller Claims Basket shall not exceed $3,000,000.

           (e) Notwithstanding anything to the contrary contained in this Agreement, no claim asserted or made by any Person in respect of the Assumed Liabilities shall be subject to the General Basket, the Tax Basket or the Seller Claims Basket, and the limitations set forth in Section 9.1(a) and Section 9.3 shall not apply to any such claim.

     9.3.  Limited Recourse.  Notwithstanding anything to the contrary in this
           ----------------
Agreement, all rights of Buyer to indemnification by Sellers under this Agreement (including under Section 8.2) shall be limited to ten percent (10%) of the Purchase Price.


                                   ARTICLE 10
                                  COOPERATION

10.1.  Notice of Claims.  Each Party will give prompt written notice to the
       ----------------
other Parties of any claim by a third party or by any governmental body, or any legal, administrative or arbitration proceeding ("Third Party Claim") which such Party ("Indemnified Party") discovers or of which it receives notice after the Closing and which might give rise to a claim against any other Party or Parties ("Indemnifying Party") under Sections 8.2 or 8.3, as the case may be. All notices shall state in reasonable detail the nature, basis and amount of such Third Party Claim. No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then, subject to Article 9, solely to the extent) the Indemnifying Party thereby is prejudiced.

     10.2.  Right to Defense.
            ----------------

           (a) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen
     (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will, subject to the limitations set forth in Article 9, indemnify the Indemnified Party from and against any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, and (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder. The Indemnified Party shall make available to the Indemnifying Party, their attorneys and accountants, at all reasonable times, all books and records of the Indemnified Party or the Company, as the case may be, relating to any Third Party Claim and the Parties will render to each other such assistance as may reasonably be required in order to insure proper and adequate defense of any Third Party Claim.

           (b) So long as the Indemnifying Party is conducting the defense of the Third Party Claim, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. Neither the Indemnified Party nor the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the other Party; provided, however, that where the Indemnified Party is Buyer:
     (i) if Buyer shall desire to effect a compromise or settlement of any Third Party Claim and Sellers shall refuse to consent to such compromise or settlement, then Buyer shall be excused from the defense and Sellers shall bear all further responsibility for the defense of the Third Party Claim; (ii) if Sellers shall desire to effect a compromise or settlement of any Third Party Claim pursuant to an offer or compromise or settlement by the claimant or plaintiff and Buyer shall refuse to consent to such compromise or settlement, then the Sellers' Liability with respect to such Third Party Claim shall be limited to the amount so offered in compromise or settlement; and (iii) if Sellers desire to effect a compromise or settlement where no offer has been made by the claimant or plaintiff the Sellers' Liability shall be limited to an amount determined by agreement between Sellers and Buyer.

     10.3.  Determination of Adverse Consequences.  The Parties shall make
            -------------------------------------
appropriate adjustments for Tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Agreement.


                                   ARTICLE 11
                               DISPUTE RESOLUTION

     11.1.  Exclusive Procedure for Dispute Resolution.  Any dispute arising
            ------------------------------------------
out of or relating to this Agreement, other than pursuant to Section 5.9, including claims for indemnification pursuant to Article 8, shall be resolved in accordance with the procedures specified in this Article 11, which shall be sole and exclusive procedures for the resolution of any such disputes.

     11.2.  Negotiation Between Executives.
            ------------------------------

            (a) The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between Sellers or their appointed representatives and executives of Buyer who, if possible, shall be at a higher management level than the individuals with direct responsibility for administration of this Agreement (the "Negotiators"). Any Party may give the other Parties written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving Party shall submit to the others a written response. The notice and response shall include (i) a statement of each Party's position and a summary of arguments supporting that position, and (ii) the name and title of the Negotiators and of any other Person who will accompany them. Within 30 days after delivery of the disputing Party's notice, the Negotiators shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the others will be honored.

           (b) If the matter has not been resolved by these Persons within 60 days of the disputing Party's notice, or if the Parties fail to meet within 30 days, any Party may initiate mediation as provided below.

           (c) All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State rules of evidence.

     11.3.  Mediation.  If the dispute has not been resolved by negotiation as
            ---------
provided above, the Parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources (CPR) Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panels of Neutrals, with the assistance of CPR, unless the Parties agree otherwise.

     11.4.  Litigation.  If the dispute has not been resolved by non-binding
            ----------
means as provided herein within 90 days of the initiation of such procedure, any Party may initiate litigation (upon 30 days written notice to the other Party); provided, however, that if one Party has requested the others to participate in a non-binding procedure and the others have failed to participate, the requesting Party may initiate litigation before expiration of such period.

     11.5.  Provisional Remedies.  The procedures specified in this Article 11
            --------------------
shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party, without prejudice to the above procedures, may file a complaint (for statute of limitations or venue reasons or to seek preliminary injunction or other provisional judicial relief), if in its reasonable judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the Parties will continue to participate in good faith in following the dispute resolution procedures specified in this Article 11.

     11.6.  Tolling Statutes of Limitation.  All applicable statues of
            ------------------------------
limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Article 11 are pending. The Parties will take such action, if any, reasonably required to effectuate such tolling.

     11.7.  Performance to Continue.   Each Party shall continue to perform
            -----------------------
his or its obligations under this Agreement pending final resolution of any dispute arising out of or relating thereto.


                                   ARTICLE 12
                                  TERMINATION

12.1.  Termination of Agreement.  The Parties may terminate this Agreement at
       ------------------------
any time prior to Closing as provided below:

           (a) Buyer and Sellers may terminate this Agreement by mutual written consent;

           (b) Buyer may terminate this Agreement by giving written notice to Sellers in the event that (i) any Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (ii) Buyer reasonably determines that new or changed information contained in the Update Disclosure Schedule reflects a material adverse change in the business or financial condition of the Company taken as a whole, Buyer gives written notice to Sellers thereof within two business days after receipt of the Updated Disclosure Schedule, and such new or changed information contained therein is not removed from the Updated Disclosure Schedule within 10 days thereafter, or (iii) the Closing shall not have occurred on or before March 31, 1999 by reason of the failure of any condition precedent under Section 7.1 (unless the failure results primarily from Buyer breaching any representation, warranty or covenant contained in this Agreement); and

           (c) Sellers may terminate this Agreement by giving written notice to Buyer in the event that (i) Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect, Sellers have notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (ii) the Closing shall not have occurred on or before March 31, 1999 by reason of the failure of any condition precedent under Section 7.2 (unless the failure results primarily from any Seller breaching any representation, warranty or covenant contained in this Agreement).

     12.2.  Effect of Termination.
            ---------------------

           (a) If Buyer or Sellers terminate this Agreement pursuant to Section 12.1, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party; provided, however, that the confidentiality provisions contained in the confidentiality letter agreement between the Company and Buyer shall survive termination, and provided further that Buyer and Sellers shall have Liability to the extent set forth in Section 12.2(b) and Section 12.2(c).

          (b) If Buyer terminates this Agreement pursuant to Section 12.1(b)(iii) because of the failure of the Closing to occur and such failure results primarily from Sellers breaching any material representation, warranty or covenant contained in this Agreement, Sellers shall have Liability for all direct out-of-pocket expenses incurred by Buyer in connection with the transactions contemplated by this Agreement (including reasonable attorneys' and accountants' fees and expenses) through the date of such termination plus an amount equal to $7,500,000, and Sellers shall deliver such amount to Buyer by wire transfer of immediately available funds as liquidated damages (and not as a penalty) within two (2) business days after receipt of a written request therefor received from Buyer (which shall include a reasonably detailed itemized statement of such direct out-of-pocket expenses incurred by Buyer in connection with the transactions contemplated by this Agreement).

           (c) If Sellers terminate this Agreement pursuant to Section 12.1(c)(ii) because of the failure of the Closing to occur and such failure results primarily from Buyer breaching any material representation, warranty or covenant contained in this Agreement, Buyer shall have Liability for all direct out-of-pocket expenses incurred by Sellers and the Company in connection with the transactions contemplated by this Agreement

     (including reasonable attorneys' and accountants' fees and expenses) through the date of or such termination plus an amount equal to $7,500,000, and Buyer shall deliver such amount to the Company by wire transfer of immediately available funds as liquidated damages (and not as a penalty) within two (2) business days after receipt of a written request therefor received from Sellers or the Company (which shall include a reasonably detailed itemized statement of such direct out-of-pocket expenses incurred by Sellers and the Company in connection with the transactions contemplated by this Agreement)..


                                   ARTICLE 13
                   AGREEMENTS CONCERNING CERTAIN TAX MATTERS

13.1.  Mutual Cooperation.  Sellers and Buyer shall provide each other with such
       ------------------
assistance as may reasonably be requested by any of them in connection with the preparation and execution of any Tax Return, any audit or other examination by any Taxing authority, or any judicial or administrative proceedings relating to Liability for Taxes, and each will retain and, not later than thirty (30) days from the written request of any other Party, provide such other Party with any records or information which may be relevant to such return, audit, examination or proceedings. Such assistance shall include making employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns (or portions thereof) and supporting work schedules. The Party requesting such assistance hereunder shall reimburse the others for reasonable out-of-pocket expenses incurred by the others in providing such assistance.

     13.2.  Section 338 Election.  With respect to the acquisition of the
            --------------------
Shares, the Parties shall together make a timely election under Section 338(h)(10) of the Code. The Parties agree to jointly prepare and timely file Form 8023 and shall allocate the Purchase Price of the Shares in the manner provided in Section 13.3 as soon as practicable after the election is made. Sellers shall execute the Form 8023 at or prior to the Closing.

     13.3.  Federal Income Tax Allocation of Purchase Price.  At or prior to the
            -----------------------------------------------
Closing, the Parties shall make a good faith allocation of the Purchase Price among the assets of the Company (the "Section 338 Allocation") within the requirements of Treasury Regulation Section 1.338(b)-2T with the knowledge and understanding that the Section 338 Allocation will be used by the Parties for federal income tax reporting purposes, including using the Section 338 Allocation in making any election pursuant to Section 338(h)(10) of the Code as set forth in Section 13.2. The Parties shall report the transactions contemplated by this Agreement for federal income tax purposes in accordance with the Section 338 Allocation. The Parties will not, nor will any consolidated or unitary tax reporting group of which any Party is a part, take a position inconsistent with the Section 338 Allocation except with the written consent of the other Parties. However, if the Internal Revenue Service takes a position with respect to one Party to this Agreement that is inconsistent with the Section 338 Allocation, the other Parties may take a protective position adopting the Internal Revenue Service's contention until the controversy is finally resolved.

     13.4.  Certain Tax Matters.
            -------------------

           (a) Sellers shall prepare on behalf of the Company all income, franchise and single business Tax Returns for the periods ending on or before the Closing Date, and shall pay all income taxes with respect to the Company for all periods through the Closing Date (reduced by the amount of estimated income taxes, if any, paid to such taxing authority with respect to the Company prior to the Closing Date). Buyer shall be responsible for filing any Tax Returns which include periods commencing on or prior to the Closing Date and ending subsequent to the Closing Date, and payment of all Taxes imposed upon the Company with respect thereto. Buyer shall also be responsible for filing all Tax Returns relating to the Company, and the payment of all Taxes with respect thereto, for all periods beginning after the Closing Date.

           (b) If the Internal Revenue Service or any other federal, state, local or foreign taxing authority notifies the Company of its intention to conduct an audit of the Company with respect to any Tax Return filed by the Company or allegedly required to be filed by the Company that relates or could reasonably be expected to relate to obligations of the Company or Sellers to pay Taxes associated with any period prior to the Closing Date, such event shall be considered a Third Party Claim within the meaning of
     Section 10.2. Sellers shall have the rights and obligations of an Indemnifying Party and Buyer shall have the rights and obligations of an Indemnified Party with respect thereto.


                                   ARTICLE 14
                                 MISCELLANEOUS

     14.1.  Nature of Certain Obligations. The covenants, representations and
            -----------------------------
warranties of Sellers in this Agreement are several obligations, and not joint and several obligations. This means that the recourse of Buyer against any Seller shall be limited to such Seller's pro-rata portion of any Adverse Consequences which Buyer may suffer as a result of any breach thereof, to the extent provided in Article 8 and subject to the limitations set forth in
Article 9.

     14.2.  Press Releases and Public Announcements.  Neither Buyer nor
            ---------------------------------------
Sellers shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer, Sellers and Baird; provided, however, Sellers acknowledge that Buyer shall be obligated to make certain public disclosures with respect to the transactions contemplated by this Agreement pursuant to federal and state securities laws and applicable listing or trading agreements concerning its publicly traded securities, and Buyer may make any such public disclosure required by applicable federal or state securities laws or such listing or trading agreement and disclosures to and discussions with securities analysts and financial institutions (and Buyer shall use reasonable best efforts to advise Sellers and Baird prior to making any such disclosure and to consult with Sellers and Baird regarding the form and content thereof), and verbal replies in response thereto by representatives of Buyer in the Ordinary Course of Business.

     14.3.  No Third-Party Beneficiaries.  This Agreement and the other
            ----------------------------
agreements, certificates and instruments contemplated hereby shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     14.4.  Entire Agreement.  This Agreement, including the documents
            ----------------
referred to herein, constitutes the entire agreement among the Parties and supersedes all prior understandings, agreements and representations by or among the Parties, written or oral, to the extent relating in any way to the subject matter hereof, provided, however, that the confidentiality letter agreement dated September 15, 1998 between Buyer and the Company shall not be deemed superseded hereby.

     14.5.  Succession and Assignment.  This Agreement shall be binding upon and
            -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any rights, interests or obligations hereunder without the prior written approval of the other Parties.

     14.6.  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     14.7.  Headings.  The section headings contained in this Agreement are
            --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.8.  Notices.  All notices, requests, demands, claims, and other
            -------
communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Sellers:

                        Charles J. Hire
                        Boca Grande Club GM 303
                        Boca Grande, FL 33921

                        Hanford R. Williams
                        7813 Broadmoor Pines Blvd.
                        Sarasota, FL 34243

                        Raymond G. Antos
                        4470 Pontiac Trail
                        Orchard Lake, MI  48323

     Copy to:           John W. Cook, III, Esq.
                        Bricker & Eckler LLP
                        100 South Third Street
                        Columbus, Ohio 43215-4291

     And to:            John S. Hire, Esq.
                        Weldon, Huston & Keyser
                        Bank One Building, 8th and 9th Floors
                        28 Park Avenue West
                        Mansfield, Ohio 44902-1692

     And to:            Richard A. Shapack, Esq.
                        Shapack, McCullough & Kanter P.C.
                        4190 Telegraph Rd.
                        Suite 300
                        Bloomfield Hills, MI  48302-2082

     If to Buyer:

                        Stoneridge, Inc.
                        9400 East Market Street
                        Warren, Ohio  44484

     Copy to:

                        Avery S. Cohen, Esq.
                        Baker & Hostetler LLP
                        3200 National City Center
                        1900 East Ninth Street
                        Cleveland, Ohio  44114-3485

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     14.9.  Governing Law; Consent to Jurisdiction.  This Agreement shall be
            --------------------------------------
governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio. THE PARTIES HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT

LOCATED IN THE NORTHERN DISTRICT OF OHIO SOLELY WITH RESPECT TO ACTIONS RELATED TO THIS AGREEMENT. EACH PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     14.10.  Amendments and Waivers.  No amendment of any provision of this
             ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     14.11.  Severability.  Any term or provision of this Agreement that is
             ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     14.12.  Expenses.  Buyer shall bear its own costs and expenses (including
             --------
legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company shall bear all of Sellers' costs and expenses (including all legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (other than any income Tax on any gain resulting from the sale of Shares hereunder).

     14.13.  Construction.  The Parties have participated jointly in the
             ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     14.14.  Incorporation of Exhibits and Schedules.  The Exhibits and
             ---------------------------------------
Schedules identified in this Agreement (including the Disclosure Schedule) are incorporated herein by reference and made a part hereof. Any disclosure by Sellers in any Schedule attached hereto shall constitute a disclosure under each other Schedule referred to herein, whether or not such disclosure is specifically referenced within such other Schedule.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

BUYER:

STONERIDGE, INC.


By:/s/ CLoyd J. Abruzzo
   -------------------------------------
Its:President & CEO
    ------------------------------------

SELLERS:


CHARLES J. HIRE, TRUSTEE U/A DATED 4/24/98


/s/ Charles J. Hire, Trustee
----------------------------------------
Charles J. Hire, Trustee


PHYLLIS F. HIRE, TRUSTEE U/A DATED 4/24/98


/s/ Phyllis F. Hire, Trustee
----------------------------------------
Phyllis F. Hire, Trustee


RAYMOND G. ANTOS, TRUSTEE U/A DATED 11/7/84


/s/ Raymond G. Antos, Trustee
----------------------------------------
Raymond G. Antos, Trustee


HANFORD R. WILLIAMS, TRUSTEE U/A DATED 4/14/94


/s/ Hanford R. Willians, Trustee
----------------------------------------
Hanford R. Williams, Trustee

JOHN S. HIRE, TRUSTEE U/A DATED 12/23/94


/s/ John S Hire Trustee
-----------------------------------------
John S. Hire, Trustee


JOHN S. HIRE, TRUSTEE U/A DATED 12/23/94


/s/ John S. Hire, Trustee
-----------------------------------------
John S. Hire, Trustee


JOHN S. HIRE, TRUSTEE U/A DATED 12/23/94


/s/ John S. Hire, Trustee
-----------------------------------------
John S. Hire, Trustee


JOHN S. HIRE, TRUSTEE U/A DATED 12/23/94


/s/ John S. Hire, Trustee
-----------------------------------------
John S. Hire, Trustee


JOHN S. HIRE, TRUSTEE U/A DATED 12/23/94


/s/ John S. Hire, Trustee
-----------------------------------------
John S. Hire, Trustee


JOHN S. HIRE, TRUSTEE U/A DATED 12/23/94


/s/ John S. Hire, Trustee
-----------------------------------------
John S. Hire, Trustee

                                   Exhibit A
                                   ---------

                                  Definitions
                                  -----------


     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is in common control with, any other Person. For purposes of the preceding sentence, "control' means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise. Notwithstanding the foregoing, solely for purposes of Section 4.19, the term "Affiliate" has the meaning set forth in Section 4.19.

     "Applicable Laws" has the meaning set forth in Section 4.7(b).

     "Appropriate Inquiry" has the meaning set forth in Section 4.19.

     "Arbitrator" has the meaning set forth in Section 5.9.

     "Assumed Liabilities" has the meaning set forth in Section 5.8.

     "Baird" has the meaning set forth in Section 3.1(c).

     "Buyer" has the meaning set forth in the preface.

     "Closing" has the meaning set forth in Section 2.3.

     "Closing Date" has the meaning set forth in Section 2.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the recitals.

     "Confidential Information" means any oral or written information (including documents, statistical and financial information, and internal policies and procedures) relating to the businesses and affairs of the Company not already generally available to the public.

     "Disclosure Schedule" has the meaning set forth in Section 4.1.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program, including any employment agreement or severance policy.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Employment Agreements" has the meaning set forth in Section 5.10.

     "Environmental, Health, and Safety Laws" means any federal, state, or local statute, law, ordinance, code, order, injunction, decree, ruling; any regulations promulgated thereunder, or any nuisance, trespass, strict liability or negligence theory of liability which regulates or controls pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened release of pollutants, contaminants, or chemical, industrial, toxic or Hazardous Substances or waste into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or chemical, industrial, toxic or Hazardous Substances or waste. The term specifically includes, without limitation: CERCLA; RCRA; the Hazardous Materials Transportation Act ("HMTA"), 49 U.S.C. (S)5101 et seq., as amended;
                                                         -------
the Toxic Substances Control Act ("TSCA"), 15 U.S.C. (S)2601 et seq., as
                                                             -------
amended; the Clean Air Act ("CAA"), 42 U.S.C. (S)7401 et seq., as amended; the
                                                      -------
Clean Water Act ("CWA"), 33 U.S.C. (S)1251 et seq., as amended; the Safe Water
                                           -------
Drinking Act, 42 U.S.C. (S)300f et seq., as amended; the Emergency Planning and
                                -------
Community Right to Know Act ("EPCRA"), 42 U.S.C. (S)11001 et seq., as amended;
                                                          -------
the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C.
(S)136 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29
       -------
U.S.C. (S)651 et seq., as amended; the National Environmental Policy Act
              -------
("NEPA"), 42 U.S.C. (S)4321 et seq., as amended; any similar state or local
                            -------
statutes or ordinances and the regulations promulgated thereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Financial Statements" has the meaning set forth in Section 4.5.

     "Fixed Assets" has the meaning set forth in Section 4.10.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "General Basket" has the meaning set forth in Section 9.2.

     "Governing Documents" means, as to any Person, the articles of incorporation or certificate of incorporation and code of regulations and/or bylaws (if such Person is a corporation); the partnership agreement and partnership certificate (if such Person is a partnership); or the articles of organization and operating agreement (if such Person is a limited liability company); and other documents relating to and establishing or governing the existence and legal operation of such Person, of any type or nature, each as amended to date.

     "Hazardous Substances" means any toxic substance, hazardous substance, hazardous waste, hazardous material, solid waste, residual waste, infectious waste, contaminant, pollutant, or constituent thereof, whether solid, semi-solid, liquid or gaseous, which are regulated, listed or controlled by Environmental, Health and Safety Laws.

     "HSR Act" means the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 10.1.

     "Indemnifying Party" has the meaning set forth in Section 10.1.

     "Knowledge of Sellers" and all similar phrases relating to facts designated herein as known to Sellers means the actual knowledge of any one or more of Sellers without any obligation to make inquiry or investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Fiscal Period End" shall mean September 30, 1998.

     "Most Recent Financial Statements" has the meaning set forth in Section
4.5.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Negotiators" has the meaning set forth in Section 11.2(a).

     "Net Company Debt" has the meaning set forth in Section 2.2(b).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parties" and "Party" have the meaning set forth in the preface.

     "Patent Application Understanding" has the meaning set forth in Section
4.11 of the Disclosure Schedule.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permits" has the meaning set forth in Section 4.7.

     "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Phase I Reports" has the meaning set forth in Section 4.22.

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Purchase Price" has the meaning set forth in Section 2.2.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Section 338 Allocation" has the meaning set forth in Section 13.3.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Sellers" has the meaning set forth in the preface.

     "Seller Affiliated Party" shall mean, in addition to each Seller, each grantor of each Seller which is a trust, each named beneficiary of each Seller which is a trust, each Person controlled by, in control of, or under common control with, any of the foregoing Persons.

     "Seller Claims Basket" has the meaning set forth in Section 9.2.

     "Shares" means all issued and outstanding shares of capital stock of the Company.

     "Treasury Regulation" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Tax" means any federal, state, local or foreign income, gross receipts, gross income, capital gains, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

     "Tax Basket" has the meaning set forth in Section 9.2.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 10.1.

     "Updated Disclosure Schedule" has the meaning set forth in Section 5.9.

     "Update Adjustment" has the meaning set forth in Section 5.9.

                                EXHIBIT 7.1(f)

                   CONTENTS OF SELLERS' OHIO COUNSEL OPINION


     1. We are of the opinion that the Company is licensed to conduct business as a foreign corporation in the States of Ohio and Michigan, and is in good standing on the records of the Secretary of State of each such jurisdiction, which we understand to be the only foreign jurisdiction in which the Company maintains offices or owns property.

     2. We are of the opinion that each Seller which is a trust (each, a "Seller Trust") has the power and authority under its Trust Agreement and applicable state trust law to enter into the Agreement and the other agreements and instruments to be executed by Sellers at the Closing (the "Transaction Documents") and to perform the transactions contemplated thereby. We are of the opinion that all trust actions that are required to be taken by each Seller Trust under its Trust Agreement and applicable state law to authorize the execution, delivery and performance of the Transaction Documents have been duly and properly taken, that the Transaction Documents are duly executed and delivered by each Seller, and that the Agreement and each of the other Transaction Documents constitutes a legal, valid and binding obligation of each Seller which is a signatory thereto, enforceable against each such Seller in accordance with its terms.

     3. We have no knowledge of any outstanding or authorized options, warrants, purchase rights, subscription rights, conversation rights, exchange rights or other contracts or commitments that require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. We have no knowledge of any outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.

     4. We are of the opinion that the execution, delivery and performance of the Agreement and the other Transaction Documents by Sellers do not and will not: (a) violate any order, judgement or decree of any court or governmental agency (of other than general application) in effect and known to us and to which any Seller or the Company is party or by which any of them is bound: (b) violate any statute of the United States or the State of Ohio, or any written regulation thereunder, which is presently in effect and to which any Seller or the Company is subject: or (c) result in material breach of or constitute a material default under any of the agreements of the Company identified in the Updated Disclosure Schedule or any agreement known to us to which any Seller is a party, except to the extent set forth in the Updated Disclosure Schedules.

     5. We have no knowledge of any action, suit, or proceeding pending or overtly threatened before any federal or state court against any Seller or the Company (a) that is required under the terms of the Agreement to be disclosed on the Updated Disclosure Schedules which is not so disclosed thereon, or (b) wherein an unfavorable injunction, judgment, order, decree, ruling or charge has been or is likely to be issued (i) challenging or preventing consummation of the transactions contemplated by this Agreement, or (ii) causing any of the transactions contemplated by this Agreement to be rescinded following consummation.

     6. We are of the opinion that no authorization, approval or consent of any federal or Ohio governmental authority or agency is necessary for the execution, delivery and performance of the Agreement and the other Transaction Documents by Sellers or the Company, except such authorizations, approvals and consents as have been duly obtained and remain in full force and effect as of the date hereof.

[Opinions with respect to any Seller Trust that is not governed by Ohio law may be delivered by counsel for one or more Sellers in such other jurisdictions.]


                  CONTENTS OF SELLERS' FLORIDA COUNSEL OPINION

     1. We are of the opinion that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     2. To the best of our knowledge there is no action, suit, or proceeding pending or overtly threatened before any federal or state court (a) that is required under the terms of the Agreement to be disclosed on Sellers' Updated Disclosure Schedules which is not so disclosed thereon, or (b) wherein an unfavorable injunction, judgement, order, decree, ruling or charge has been or is likely to be issued (i) challenging or preventing consummation of the transactions contemplated by this Agreement, or (ii) causing any of the transactions contemplated by this Agreement to be rescinded following consummation.

     3. We are of the opinion that the execution, delivery and performance of the Agreement and the other Transaction Documents by Sellers do not require any corporate action to be taken by the Company's board of directors or stockholders under applicable Florida law.

     4. We are of the opinion that the execution, delivery and performance of the Agreement and the other Transaction Documents by Sellers do not and will not, with or without the giving of notice or the passage of time, or both, violate, conflict with or result in a default of, right to accelerate or loss of rights under, (i) any terms or provisions of Buyer's articles of incorporation or bylaws, each as amended, (ii) any order, judgement or decree (of other than general application) which is known to us and to which the Company is a party or by which the Company or its business or assets is bound, or (iii) any applicable law of the State of Florida.

     5. We are of the opinion that no authorizations, consents or approvals of, or filings with, any Florida governmental agencies or authorities, other than those which have been made and remain in full force and effect, are required to be made or obtained by Sellers or the Company in connection with Sellers' execution, delivery and performance of the Agreement and the other Transaction Documents.

     6. Under the laws of the State of Florida, the jurisdiction of the Company's organization, upon completion of the sale of the Shares to Buyer pursuant to the Agreement, assuming Buyer purchases the Shares in good faith and without notice of the existence of any lien or adverse claim (within the meaning of the Uniform Commercial Code as adopted in the State of Florida), we are of the opinion that Buyer will acquire the rights of a protected purchaser (within the meaning of the Uniform Commercial Code as adopted in the State of Florida) of the Shares free of any adverse claim.


Each of the foregoing opinions of counsel shall be subject to customary assumptions, limitations, qualifications and exceptions.

                                 EXHIBIT 7.1(k)

                            NONCOMPETITION AGREEMENT

     THIS AGREEMENT is made and entered into as of ______, 199_, by and between Stoneridge, Inc., an Ohio corporation ("Purchaser"), and _______ ("Seller"),

                              W I T N E S S E T H:

     WHEREAS, Seller is a grantor of a trust ("Seller Trust") which along with Purchaser, among others, are parties to a Stock Purchase Agreement, dated as of December 7, 1998 (the "Purchase Agreement"), pursuant to which Purchaser will acquire from Seller Trust all of Seller Trust's shares of capital stock of Hi-Stat Manufacturing Co., Inc., a Florida corporation ("Hi-Stat"), which is a manufacturer of sensors and related products for the automotive market, and Hi-Stat will become a wholly owned subsidiary of Purchaser;

     WHEREAS, it is a condition to Purchaser's obligation to consummate the transactions contemplated by the Purchase Agreement that Purchaser and Seller enter into this Agreement; and

     WHEREAS, the parties intend this Agreement to evidence their understanding with respect to the restrictions on Seller's activities following consummation of the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the terms, provisions, covenants and agreements contained herein, and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

     1.  Definitions.  For purposes of this Agreement, "Restrictive Period"
         -----------
means that period of time which starts on the date hereof and ends on the second anniversary hereof. All other capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

     2.  Noncompetition.  Seller, unless otherwise agreed to in writing by
         --------------
Purchaser, shall not during the Restrictive Period, directly or indirectly:

     (a) compete with the business of Hi-Stat in any state in the United States; provided, however, that "business" for purposes of this Section 2(a) shall mean the business as conducted by Hi-Stat immediately prior to Closing;

     (b) solicit for himself or any other Person on behalf of a competing business, business from any customers, clients or accounts, or active prospective customers, clients or accounts of Hi-Stat;

     (c) provide services, whether as an employee or as a consultant or in any other capacity, to any Person in competition with Hi-Stat;

     (d) acquire a direct or indirect interest or an option to acquire such interest in any Person engaged in competition with Hi-Stat (other than an interest of not more than 5% of the outstanding stock of any company which is publicly traded on a national stock exchange or the over-the-counter market);

     (e) encourage, in any way or for any reason, any customer, client or account of Hi-Stat to sever or alter the relationship of such customer, client or account with Hi-Stat;

     (f) aid in any way any other Person or business attempting to take customers, clients or accounts from Hi-Stat;

     (g) defame or disparage Purchaser, Hi-Stat or any of Purchaser's affiliates, or any of their directors, officers or employees; or

     (h) solicit, employ, retain as a consultant, interfere with or attempt to entice away from Hi-Stat any employee of Hi-Stat.

     3.  Confidentiality.  Seller agrees not to disclose, directly or
         ---------------
indirectly, to any Person, at any time during or after the Restrictive Period, any Confidential Information, materials, data, documents, forms or other items relating to Purchaser or Hi-Stat, including, without limitation, any customer, client and account lists, customer-based, client-based and account-based information and data, sales and advertising materials (including price lists), technical and research data, business methods, business plans and analyses, financial information and data, books of account and records, files, know-how, intellectual property, proprietary information or trade and business secrets; provided, however, this Section 3 shall not apply to any information already generally available to the public.

     4.  Enforcement.  Seller acknowledges that, in the event of a breach or
         -----------
threat of a breach of any provisions of this Agreement by him, Purchaser's remedies at law will be inadequate, and in each such event, Purchaser will be entitled to an injunction or other similar relief to prevent any breach of this Agreement and to enforce specifically the provisions hereof, in addition to any other damages, or any other remedy to which Purchaser may be entitled at law or in equity. If any party to this Agreement institutes legal action to enforce the provisions of this Agreement, in addition to any and all other rights or remedies which the prevailing party may obtain in any such litigation, the prevailing party shall also be entitled to recover from the other party its/his reasonable attorneys' fees and out-of-pocket expenses incurred in such litigation. It being further understood by the parties that this Agreement shall be fully enforceable whether Purchaser operates Hi-Stat as a subsidiary or as a division of the Purchaser or otherwise.

     5.  Severability.  If any of the covenants or agreements contained in this
         -------------
Agreement are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, agreements, rights or remedies thereunder, which shall be given full effect without regard to the invalid portions. If any of the provisions contained in Section 2 above are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration or area of such provision and in its reduced form said provision shall then be enforceable.

     6.  Waiver of Breach.  A non-breaching party's waiver of any breach by the
         ----------------
other party shall not operate as a waiver of any continuing or further breaches by the other party.

     7.  Assignment.  Seller may not assign either this Agreement or any of the
         ----------
rights, interests or obligations hereunder.

     8.  Entire Agreement, Governing Law and Binding Effect.  This Agreement
         --------------------------------------------------
constitutes the entire Agreement of the parties relating to the subject matter hereof, and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, and jurisdiction and venue with respect to any action brought under this Agreement as a result of the transactions contemplated herein shall be exclusively in Ohio.

     9.  Counterparts.  This Agreement may be executed in two counterparts, each
         ------------
of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                      PURCHASER

                                      Stoneridge, Inc.


                                      By:
                                          -----------------------------------
                                          Cloyd J. Abruzzo, President


                                      SELLER


                                      ---------------------------------------
                                      [name]

Pursuant to Item 601(b) of Regulation S-K, the Registrant is not filing the Schedules to the Stock Purchase Agreement. The omitted schedules are:

Schedule No.
------------

2.2(b)        Credit Facilities
3.1(c)        Brokers' Fees
4.1           Hi-Stat Officers and Directors
4.2           Hi-Stat Shareholders
4.5           Hi-Stat Financial Statements
4.6           Event Subsequent to the Most Recent Fiscal Period
4.7(a)        Permits
4.8           Tax Matters
4.9(a)        Real Property Owned by Hi-Stat
4.9(b)        Real Property Leased to or by Hi-Stat
4.10          Encumbered Assets
4.11          Intellectual Property
4.12          Inventory
4.13          Contracts
4.15          Powers of Attorney
4.16          Insurance
4.17          Material Litigation
4.18          Key Employee Terminations
4.19          Employee Benefits
4.20          Guaranties
4.21          Environmental, Health and Safety
4.22          Certain Business Relationships
4.25          Product Liability Claims and Recalls
4.26          "Big Three" Customer Cancellations
5.8           Excluded Assets
5.10          Material Changes to Employee Benefit Plans
5.11          Compensation Arrangements

The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.